EXHIBIT 23.1

[LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Elderwatch, Inc.

2881 North Pine Island Road

Building 65, Suite 203

Sunrise FL 33322

Dear Sirs:

We consent to the use in this Registration Statement of Elderwatch, Inc (the “Company”) on Form SB-2/A of our report dated February 4, 2005 relating to the Company’s financial statements appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Jewett, Schwartz, & Associates

CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates

Hollywood, FL

February 4, 2005